EXHIBIT 4.1

FORM OF EXCHANGE WARRANT

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND THE APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION.

PURSUANT TO THE WRITTEN CONSENT OF THE HOLDER, THIS WARRANT IS BEING ISSUED TO THE HOLDER IN EXCHANGE FOR A COMMON STOCK PURCHASE WARRANT ENTITLING THE HOLDER TO PURCHASE AN IDENTICAL NUMBER OF SHARES OF THE COMMON STOCK OF RANDOM SOURCE, INC. ACQUIRED BY THE HOLDER PURSUANT TO THE TERMS AND CONDITIONS OF THAT CERTAIN [CONFIDENTIAL TERM SHEET DATED FEBRUARY 2, 2011 OR CONFIDENTIAL PRIVATE OFFERING MEMORANDUM DATED APRIL 6, 2011] PURSUANT TO WHICH THE HOLDER PURCHASED UNITS OF RANDOM SOURCE, INC.’S SECURITIES.

Series __ Warrant to Purchase Common Stock

Date of Issuance: __________, 2012	Warrant No. EW_- _____________________________ Warrant to Purchase An Aggregate of _____ Shares of Common Stock

FOR VALUE RECEIVED, Proguard Acquisition Corp., a Florida corporation (the “Company”), promises to issue in the name of, and sell and deliver to ____________________ (the "Holder") a certificate or certificates for an aggregate of __________ shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), upon payment by the Holder of ________ ($_____) per share (the “Exercise Price”), with the Exercise Price being subject to adjustment in the circumstances set forth below.  This Warrant is one of a series of warrants being issued in exchange for like Warrants of Random Source, Inc., a Florida corporation (“Random Source”) pursuant to the terms and conditions of that certain Agreement and Plan of Reorganization by and between the Company and Random Source.

1.	Exercise of Warrant

(A)           Exercise Period.  The Holder may exercise this Warrant, in whole or in part (but not as to fractional shares), at any time and time to time commencing on the date hereof and ending at 5:00 p.m., Eastern Time, on _____________, 2014 (the “Exercise Period”).

(B)           Exercise Procedure.

(i)            This Warrant will be deemed to have been exercised at such time as the Company has received all of the following items (the “Exercise Date”):

 (a)          a completed Exercise Agreement, in the form attached hereto as Exhibit 1, executed by the Holder (the “Purchaser”); and

 (b)          a certified check or other immediately available funds payable to the Company in an amount equal to the sum of the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise.

(ii)           Certificates for the shares of Common Stock purchased upon exercise of this Warrant will be delivered by the Company to the Purchaser within ten (10) business days after the Exercise Date.  Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant representing the rights formerly represented by this Warrant that have not expired or been exercised.  The Company will, within such ten (10) day period, deliver such new Warrant to the Holder at the address set forth in this Warrant.

(iii)          The shares of Common Stock issuable upon the exercise of this Warrant will be deemed to have been transferred to the Purchaser on the Exercise Date, and the Purchaser will be deemed for all purposes to have become the record holder of such Common Stock on the Exercise Date.

(iv)          The issuance of certificates for shares of Common Stock upon the exercise of this Warrant will be made without charge to the Purchaser for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and related transfer of the shares; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate or instrument in a name other than that of the Holder of this Warrant, and that the Company shall not be required to issue or deliver any such certificate or instrument unless and until the person or persons requiring the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(v)           Unless the Company shall have registered the shares of Common Stock underlying this Warrant, the shares of Common Stock issuable upon the exercise of this Warrant will be “restricted securities” as that term is defined in the Securities Act of 1933. The Company may insert the following or similar legend on the face of the certificates evidencing shares of Common Stock if required in compliance with state securities laws:

"These securities have not been registered under any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under any applicable state securities laws, or an opinion of counsel satisfactory to counsel to Proguard Acquisition Corp. that an exemption from registration under any applicable state securities laws is available."

(C)           Fractional Shares.  The Company shall not be required to issue fractions of shares of Common Stock on the exercise of this Warrant.  The Company shall not be obligated to issue any fractional share interests or fractional warrant interests upon the exercise of this Warrant, nor shall it be obligated to issue scrip or pay cash in lieu of fractional interests, provided, however, that if a holder exercises all the Warrants held of record by such holder, the Company shall at its option (i) eliminate the fractional interests by rounding any fraction up to the nearest whole number of shares or (ii) within 30 days after the Exercise Date, deliver to the Purchaser a check payable to the Purchaser, in lieu of such fractional share, in an amount equal to the value of such fractional share as determined by the closing price of the Company’s Common Stock as reported on the principal exchange on which the Company’s Common Stock is then traded, as of the close of business on the Exercise Date.

2.	Effect of Reorganization, Reclassification, Consolidation, Merger or Sale

(A)           Recapitalization or Reclassification of Common Stock.  In case the Company shall at any time prior to exercise of this Warrant or the expiration of the Exercise Period, whichever first occurs, effect a recapitalization or reclassification of such character that its Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then, upon the effective date thereof, the number of shares of Common Stock that the Holder of this Warrant shall be entitled to purchase upon exercise hereof shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in such number of shares of Common Stock by reason of such recapitalization or reclassification, and the Exercise Price of such recapitalized or reclassified Common Stock shall, in the case of an increase in the number of shares, be proportionately decreased and, in the case of a decrease in the number of shares, be proportionately increased.

(B)           Consolidation, Merger or Sale. .  In case the Company shall at any time prior to the exercise of this Warrant or the expiration of the Exercise Period, whichever first occurs, consolidate or merge with any other corporation (unless the Company shall be the surviving entity) or transfer all or substantially all of its assets to any other corporation preparatory to a dissolution (collectively, the "Fundamental Transaction"), then the Company shall, as a condition precedent to such transaction, provide notice to the Holder of not less than ten (10) of days prior to the closing and/or effective date of such Fundamental Transaction during which time the Holder shall have the right to exercise this Warrant pursuant to its terms.  To the extent not exercised, this Warrant and any right to acquire shares of the Company's Common Stock will automatically expire on the closing date and/or effective date of such Fundamental Transaction.

(C)           Notice of Adjustment.  Whenever the number of shares of Common Stock purchasable upon exercise of this Warrant shall be adjusted as provided herein, the Company shall file with its corporate records a certificate of its Chief Financial Officer setting forth the computation and the adjusted number of shares of Common Stock purchasable hereunder resulting from such adjustments, and a copy of such certificate shall be mailed to the Holder.  Any such certificate or letter shall be conclusive evidence as to the correctness of the adjustment or adjustments referred to therein and shall be available for inspection by the holders of the Warrants on any day during normal business hours.

3.           Company’s Right to Call this Warrant.  Subject to the terms and conditions set forth herein, during the Exercise Period, upon thirty (30) days prior written notice to the Holder (each, a “Call Notice”) following the period in which the last sale price of the Company’s Common Stock as reported on the OTC Bulletin Board or such other exchange or market on which its Common Stock is then listed or quoted equals or exceeds $____ per share for 20 consecutive trading days and providing that the shares of Common Stock issuable upon the exercise of the Warrant are subject to an effective registration statement, the Company shall have the right to call any or all of the Warrant at a call price of $0.001 per underlying share (the "Call Price").  Warrant holders shall have the period from the date of the Call Notice, which shall be delivered to the Holder pursuant to Section 8 hereof, until 5 p.m., Eastern time, on the thirtieth (30) day following the Call Notice (the "Call Date") to exercise the Warrant pursuant to the terms hereof.  Any Warrants which have been called but remain unexercised by the Call Date shall automatically terminate and no longer entitle the Holder to exercise such Warrant or to receive any consideration therefor, other than the Call Price.  For any Warrants which are not exercised by the Call Date, the Company shall promptly as possible following the Call Date pay the Call Price to the Holder of any Warrants which have been called and not exercised.

4.           Reservation of Common Stock.  The Company will at all time reserve and keep available such number of shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.  Upon exercise of this Warrant pursuant to its terms, the Holder will acquire fully paid and non-assessable ownership rights of the Common Stock, free and clear of any liens, claims or encumbrances except as otherwise provided herein.

5.           No Shareholder Rights or Obligations.  This Warrant will not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company.  Until the shares of Common Stock issuable upon the exercise of this Warrant are recorded as issued on the books and records of the Company’s transfer agent, the Holder shall not be entitled to any voting rights or other rights as a shareholder; provided, however, the Company uses its best efforts to ensure that, upon receipt of the Exercise Agreement and payment of the Exercise Price, the appropriate documentation necessary to effectuate the exercise of the Warrant and the issuance of the Common Stock is accomplished as expeditiously as possible.  No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Common Stock, and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any obligation of such Holder for the Exercise Price or as a shareholder of the Company.

6.           Transferability.  Subject to the terms hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed Assignment in the form of Exhibit 2 hereto at the principal offices of the Company.  This Warrant and the underlying shares of Common Stock may not be offered, sold or transferred except in compliance with the Securities Act of 1933, and any applicable state securities laws, and then only against receipt of an agreement of the person to whom such offer or sale or transfer is made to comply with the provisions of this Warrant with respect to any resale or other disposition of such securities; provided, however, that no such agreement shall be required from any person purchasing this Warrant or the underlying shares of Common Stock pursuant to a registration statement effective under the Securities Act of 1933.  The Holder of this Warrant agrees that, prior to the disposition of any security purchased on the exercise hereof other than pursuant to a registration statement then effective under the Securities Act of 1933, or any similar statute then in effect, the Holder shall give written notice to the Company, expressing his intention as to such disposition.  Upon receiving such notice, the Company shall present a copy thereof to its securities counsel.  If, in the sole opinion of such counsel, which such opinion shall not be unreasonably withheld, the proposed disposition does not require registration of such security under the Securities Act of 1933, or any similar statute then in effect, the Company shall, as promptly as practicable, notify the Holder of such opinion, whereupon the Holder shall be entitled to dispose of such security in accordance with the terms of the notice delivered by the Holder to the Company.

7.           Miscellaneous

(A)           Notices.  Any notices, requests or consents hereunder shall be deemed given, and any instruments delivered, two days after they have been sent via overnight courier, mailed by first class mail, postage prepaid, or upon receipt if delivered personally or by facsimile transmission, as follows:

If to the Company:	3400 SW 26 Terrace Suite A8 Fort Lauderdale, FL 33312 Attention: President

If to the Holder:	To the address and/or facsimile of Holder as recorded in the records of the Company.

except that any of the foregoing may from time to time by written notice to the other designate another address which shall thereupon become its effective address for the purposes of this paragraph.

(B)           Entire Agreement.  This Warrant, including the exhibits and documents referred to herein which are a part hereof, contain the entire understanding of the parties hereto with respect to the subject matter and may be amended only by a written instrument executed by the parties hereto or their successors or assigns.  Any paragraph headings contained in this Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant.

(C)           Governing Law. This Warrants shall be construed in accordance with the laws of the State of Florida, without and application of the principles of conflicts of laws.  If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, and such legal action results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorney's fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder.  Any suit, action or proceeding with respect to this Warrant shall be brought in the state or federal courts located in Miami-Dade County in the State of Florida.  The parties hereto hereby accept the exclusive jurisdiction and venue of those courts for the purpose of any such suit, action or proceeding.  The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Miami-Dade County Florida, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in Miami-Dade County, Florida, has been brought in an inconvenient forum.

IN WITNESS WHEREOF, this Warrant has been duly executed and the corporate seal affixed hereto, all as of the day and year first above written.

PROGUARD ACQUISITION CORP.

By:
David Kriegstein, Chief Executive Officer

Exhibit 1

Exercise Agreement

To:	____________________	Dated:	____________________

The undersigned record Holder, pursuant to the provisions set forth in the within Warrant, hereby subscribed for and purchases   shares of Common Stock covered by such Warrant and hereby makes full cash payment of $  for such shares at the Exercise Price provided by such Warrant.

(Signature)

(Print or type name)

(Address)

NOTICE: The signature of this Exercise Agreement must correspond with the name as written upon the face of the within Warrant, or upon the Assignment thereof, if applicable, in every particular, without alteration, enlargement or any change whatsoever.

Exhibit 2

Assignment

FOR VALUE RECEIVED,  , the undersigned Holder hereby sells, assigns, and transfers all of the rights of the undersigned under the within Warrant with respect to the number of shares of Common Stock issuable upon the exercise of such Warrant set forth below, unto the Assignee identified below, and does hereby irrevocable constitute and appoint   to effect such transfer of rights on the books of the Company, with full power of substitution:

Name of Assignee	Address of Assignee	Number of Shares of Common Stock

Dated: ____________
(Signature of Holder)

(Print or type name)

NOTICE: The signature of this Exercise Agreement must correspond with the name as written upon the face of the within Warrant, or upon the Assignment thereof, if applicable, in every particular, without alteration, enlargement or any change whatsoever.

CONSENT OF ASSIGNEE

I HEREBY CONSENT to abide by the terms and conditions of the within Warrant.

Dated: ____________
(Signature of Assignee)

(Print or type name)